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EVEREST RE GROUP,

LTD.
Seon Place, 141 Front Street, 4
th

Floor, Hamilton HM 19, Bermuda
Contacts
Media: Dawn Lauer

Investors: Matt Rohrmann
Chief Communications Officer

Head of Investor Relations
Everest Global Services, Inc.

Everest Global Services, Inc.
908.300.7670

908.604.7343

Everest Re Group Publishes 2021 Global Loss Triangles

HAMILTON, Bermuda – (BUSINESS WIRE) – August 5, 2022 – Everest Re Group, Ltd. (“Everest” or
the “Company”) announced today that it has published its Global Loss

Triangles for the year ended
December 31, 2021.

These documents are available on the Company’s investor relations website, under Financials/Annual
Disclosures.

The link can be found here:

https://investors.everestre.com/financials/annual-
disclosures/default.aspx
.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for 50 years through subsidiaries in the U.S., Europe, Singapore, Chile, Canada, Bermuda, and other territories.

Everest offers property,

casualty, and specialty products through its various operating affiliates located in key markets around the world.
Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at
www.everestre.com.

All issuing companies may not do business in all jurisdictions.